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                                                                    EXHIBIT 23.1


The Board of Directors
Tescorp, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of Tescorp, Inc., of our report dated June 21, 1996, relating to the consolidated balance sheets of Tescorp, Inc. and subsidiaries as of March 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended March 31, 1996, which report appears in the March 31, 1996 annual report on Form 10-KSB of Tescorp, Inc.


                                      /s/ KPMG Peat Marwick LLP
                                      KPMG Peat Marwick LLP


Houston, Texas
November 1, 1996